Exhibit 4.55
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                                 Amendment No. 5


                                       to


               Master Motor Vehicle Lease and Servicing Agreement


                          dated as of January 31, 2002


                                      among


                            Rental Car Finance Corp.,
                                   as Lessor,


                        Dollar Rent A Car Systems, Inc.,
                                  as a Lessee,


                        Thrifty Rent-A-Car System, Inc.,
                                  as a Lessee,


                                       and


                     Dollar Thrifty Automotive Group, Inc.,
                        as Master Servicer and Guarantor




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


                                 Amendment No. 5
              to Master Motor Vehicle Lease and Servicing Agreement

     This Amendment No. 5 to Master Motor Vehicle Lease and Servicing Agreement, dated as of January 31, 2002 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation, as Lessor ("Lessor"), Dollar Rent A Car Systems, Inc., an Oklahoma corporation, as a Lessee ("Dollar"), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation, as a Lessee ("Thrifty") (Dollar and Thrifty are collectively referred to herein as the "Lessees"), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as Master Servicer and Guarantor (in such capacity, the "Guarantor") (Lessor, Lessees and the Guarantor are collectively referred to herein as the "Parties").

                                    Recitals

     A. Lessor, Lessees and the Guarantor entered into that certain Master Motor Vehicle Lease and Servicing Agreement dated as of March 4, 1998, as subsequently amended by Amendment No. 1 to Master Motor Vehicle Lease and
Servicing Agreement, dated as of November 19, 1998, Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement, dated as of November 9, 2000, Amendment No. 3 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 14, 2000 and Amendment No. 4 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 31, 2001 (collectively, the "Master Lease"); and

     B.   The Parties wish to amend the Master Lease as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Master Lease.

     2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the parties hereto hereby agree to amend the Master Lease as follows:

          a. Section 24.14 is hereby amended to read in its entirety as follows:

               Section 24.14. Minimum Interest Coverage Ratio and Net Worth. The Guarantor will not permit (a) the Interest Coverage Ratio, as of the last day of each Fiscal Quarter, to be less than the ratio of 4.00:1.00, or (b) the Net Worth of the Guarantor to be at any time less than the sum, as of such time, of (i) $225,000,000, plus (ii) 100% of the net cash proceeds received by the Guarantor in excess of $45,000,000 pursuant to the Equity Offerings, plus (iii) 50% of the Net Income of the Guarantor for each Fiscal Year, commencing with the 1998 Fiscal Year, as shall have been completed on or prior to such time (in each case, with no reduction for net losses), plus (iv) 100% of Net Equity Proceeds.

          b.   Section  24.15 is  hereby amended  by (x)  deleting  the  proviso
     immediately   preceding   subclause   (i)  thereof  in  its   entirety  and
     substituting in replacement thereof the following:

          provided, however, that DTAG may declare, pay and make cash Distributions to, and DTAG (or any of its Subsidiaries) may purchase or redeem any shares of any class of DTAG's Capital Stock held by, DTAG's stockholders in any Fiscal Year, so long as and (y) inserting the phrase "and its Subsidiaries" immediately after the word "DTAG" in subclauses (ii)(A) and (B) thereof.

          c.   The following is added as Section 25.5:

               Section 25.5. Limitations on Certain Vehicles. Submit requests to or otherwise cause to be leased hereunder (i) a materially disproportionate percentage of Vehicles located in Texas and Hawaii than the aggregate percentage of Vehicles located in those States in the entire fleet used by Dollar and Thrifty in their daily rental business, (ii) Financed Vehicles in States other than Texas and Hawaii, or (iii) Financed Vehicles in excess of 20% of the Vehicles leased under this Lease and used by Dollar and Thrifty in their daily rental business.

          d.   The following text is added as Section 27.10:

               Section 27.10. Tax Indemnity. The Guarantor shall indemnify and hold harmless, the Lessor, the Trustee and the Noteholders from and against any and all income taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by the Internal Revenue Service and/or any state or local income tax authority, and other losses, costs, liabilities, claims and expenses, including reasonable attorneys' fees suffered or incurred by the Lessor, the Trustee or any Group II Noteholder, arising out of any proposed allowance by the Internal Revenue Service and/or any state or local income tax authority of any position taken by the Lessor or its Affiliates on any income tax return that gain is not recognized from the exchange of one or more Group II Vehicles for property of like kind under Section 1031 of the Internal Revenue Code of 1986, as amended, and/or any corresponding provision of state or local income tax law.

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Master Lease specifically referred to herein, and any references in the Master Lease to the provisions of the Master Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provisions. Pursuant to Section 22 of the Master Lease, the Lessor, the Lessees and the Guarantor may enter into an amendment to the Master Lease provided that the Master Collateral Agent and the Trustee, the Required Group II Noteholders and each Enhancement Provider with respect to each Series of Notes included in Group II consent thereto in writing.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                               [SIGNATURES FOLLOW]

     IN WITNESS THEREOF, the Parties have caused this Amendment to be duly executed by their respective officers thereunto duty authorized, as of the date first above written.

                                 LESSOR:
                                 ------

                                 RENTAL CAR FINANCE CORP.


                                 By:  __________________________________________
                                      Pamela S. Peck
                                      Vice President and Treasurer


                                 LESSEES:
                                 -------

                                 DOLLAR RENT A CAR SYSTEMS, INC.


                                 By:  __________________________________________
                                      Michael H. McMahon
                                      Treasurer


                                 THRIFTY RENT-A-CAR SYSTEM, INC.


                                 By:  __________________________________________
                                      Pamela S. Peck
                                      Treasurer


                                 GUARANTOR:
                                 ---------

                                 DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                 By:  __________________________________________
                                      Pamela S. Peck
                                      Treasurer

     The following hereby consent to the foregoing Amendment as of the date first above written.

                                 MASTER COLLATERAL AGENT AND TRUSTEE:
                                 -----------------------------------

                                 BANKERS TRUST COMPANY


                                 By:  __________________________________________
                                      Name:
                                      Title:

                                 GROUP II NOTEHOLDERS:
                                 --------------------

                                 BANK ONE, NA, in its capacity as Managing Agent
                                    and as a Series 2000-1 Noteholder


                                 By:  __________________________________________
                                      Name:
                                      Title:

                                 THE BANK OF NOVA SCOTIA, in its capacity as
                                    Managing Agent and as a Series 2000-1
                                    Noteholder


                                 By:  __________________________________________
                                      Name:
                                      Title:

                                 DRESDNER BANK AG, in its capacity as Managing
                                    Agent and as a Series 2000-1 Noteholder


                                 By:  __________________________________________
                                      Name:
                                      Title:

                                 By:  __________________________________________
                                      Name:
                                      Title:

                                 DOLLAR THRIFTY FUNDING CORP.


                                 By:  __________________________________________
                                      Pamela S. Peck
                                      Vice President and Treasurer


                                 ENHANCEMENT PROVIDER:
                                 --------------------

                                 CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH


                                 By:  __________________________________________
                                      Name:
                                      Title:


                                 By:  __________________________________________
                                      Name:
                                      Title: